Vocera Announces Fourth Quarter Revenue of $36.0 million

SAN JOSE, Calif. - February 9, 2017 - Vocera Communications, Inc. (NYSE: VCRA), the leading healthcare communications company, today reported total revenue of $36.0 million for the fourth quarter of 2016, an increase of 27% compared to revenue of $28.4 million in the fourth quarter of 2015.

“2016 was a pivotal year for Vocera.  We had strong sales execution and believe our highly differentiated software platform is unmatched in the marketplace today,” said Brent Lang, president and CEO of Vocera. “The demand for our platform is expanding as customers seek unified solutions to address their communication, collaboration and clinical workflow challenges.”

Fourth quarter of 2016 financial highlights include:

•	Total revenue of $36.0 million, up 27% year-over-year

•	GAAP loss per share of $(0.36); non-GAAP earnings per share of $0.00

•	GAAP net loss of $(9.8) million; Adjusted EBITDA of $1.0 million

•	Full-year bookings of $143.1 million

•	Deferred revenue of $55.0 million; and backlog of $69.5 million as of December 31, 2016

•	Deferred revenue and backlog was $124.5 million as of December 31, 2016, up 27% year-over-year.

•	Cash, cash equivalents and short-term investments of $74.1 million as of December 31, 2016; no debt

Fourth Quarter 2016 Results
Total revenue for the fourth quarter of 2016 was $36.0 million, compared to $28.4 million in the fourth quarter of 2015.

(in thousands)	Three months ended December 31,
	2016	2015	% change
Product revenue
Device	$13,521	$11,448	18.1%
Software	6,339	4,342	46.0
Total product	19,860	15,790	25.8

Service revenue
Maintenance and support	11,676	9,980	17.0
Professional services and training	4,476	2,595	72.5
Total service	16,152	12,575	28.4
Total revenue	$36,012	$28,365	27.0%

GAAP gross margin for the fourth quarter of 2016 was 59.4%, compared to 63.4% in the fourth quarter of 2015. Gross margin includes the effect of added costs related to the Extension Healthcare acquisition.

	Three months ended December 31,
	2016	2015
Gross margin
Product	68.0%	66.7%
Service	48.9	59.4
Total gross margin	59.4%	63.4%

Non-GAAP gross margin
Product	70.8%	67.4%
Service	53.3	61.5
Total non-GAAP gross margin	63.0%	64.8%

GAAP net loss for the fourth quarter of 2016 was $(9.8) million, or $(0.36) per share, compared to $(3.0) million, or $(0.11) per share in the fourth quarter of 2015. Both Adjusted EBITDA and non-GAAP net income were positive in the fourth quarter of 2016.

	Three months ended December 31,
(in thousands except per share amounts)	2016	2015
Net loss	$(9,780)	$(2,984)
Net loss per share	$(0.36)	$(0.11)
Non-GAAP net income (loss)	$49	$(291)
Non-GAAP net income (loss) per share	$—	$(0.01)
Adjusted EBITDA	$972	$247

Deferred revenue at December 31, 2016, was $55.0 million, compared to $41.8 million at September 30, 2016, and $39.6 million at December 31, 2015. Cash equivalents and short-term investments of $74.1 million at December 31, 2016, compared to $121.6 million at September 30, 2016, and $116.8 million at December 31, 2015. The Company continues to have a strong balance sheet with no debt.

Full Year and First Quarter 2017 Guidance
For the full-year 2017, the Company expects revenue between $154 million and $161 million and a GAAP loss per share between $(0.67) and $(0.51). The Company expects non-GAAP net income per share to be between $0.07 and $0.24 and non-GAAP Adjusted EBITDA to be between $5.0 million and $10.0 million.

For the first quarter of 2017, the Company expects revenue between $33.5 million and $35.5 million and a GAAP loss per share between $(0.32) and $(0.28). The Company also expects non-GAAP net loss per share to be between $(0.12) and $(0.06) and non-GAAP Adjusted EBITDA to be between $(2.5) million and $(1.0) million.

(in millions except per share amounts)	Q1'17		FY'17
	Low	High	Low	High
Revenue	$33.5	$35.5	$154.0	$161.0
Loss per share	$(0.32)	$(0.28)	$(0.67)	$(0.51)
Diluted non-GAAP net income (loss) per share	$(0.12)	$(0.06)	$0.07	$0.24
Adjusted EBITDA	$(2.5)	$(1.0)	$5.0	$10.0

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and fourth quarter and full-year guidance, are included in the financial schedules, linked below.

Link to fourth-quarter financial statements, guidance and reconciliation to GAAP:
http://www.vocera.com/public/earnings/VCRA-Q4-16-Financials.pdf

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, February 9, 2017, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 844-464-3152, or 508-637-5574 for international callers, and using the access code 50849984.

A webcast replay of the call will be archived on the Vocera website.

HIMSS Annual Conference
Vocera will be at the 2017 HIMSS Annual Conference and Exhibition, Feb. 19-23 in Orlando. During HIMSS17, attendees can visit the Vocera Booth (#1261) for more information and product demonstrations, or email investorrelations@vocera.com for a booth meeting.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our ability to continue execute on our business plans and strategies and our expected operating results for the first quarter and full year 2017. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.

Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, our ability to achieve anticipated strategic or financial benefits from our acquisitions; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the fourth quarter of 2016, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company's results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management's review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our "core operating results" as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010, 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. An agreement in principle to settle these matters has been agreed to by Vocera and lead plaintiff counsel in the third quarter of 2015 and the settlement, which called for payment of $9 million, was funded entirely and directly by our insurance carriers and paid during the three months ended September 30, 2016. Our projections of net income/(loss), and non-GAAP earnings/(loss) per diluted share for the full year and first quarter of 2017 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business. For the same reason, our non-GAAP results exclude these securities litigation expenses.
d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration amoung the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.
e) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera's control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
Vocera Communications, Inc. offers one of the most robust clinical communications systems in healthcare. Vocera delivers secure, integrated and intelligent communication solutions that enable care teams to collaborate more efficiently by delivering the right information, to the right person, on the right device, in the right location, at the right time. Vocera solutions provide hands-free voice communication, smartphone applications, secure text messaging, patient engagement tools, and integrated clinical workflow with EHRs, nurse call systems and physiological monitors. These solutions help improve operational efficiency, quality of care, safety and satisfaction across the continuum of care. In addition to technology solutions, Vocera drives thought leadership and new standards in care to elevate patient, family, nurse and physician experiences via the company's research collaborative, the Experience Innovation Network. Vocera is led by President and CEO Brent Lang and is headquartered in San Jose, California, with offices in San Francisco, Indiana, Tennessee, Canada, India, United Arab Emirates and

the United Kingdom. Robert J. Zollars is the Chairman of the Board. For more information, visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Tara Stultz
Amendola Communications
440.225.9595
tstultz@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Revenue
Product	$19,860	$15,790	$70,667	$55,716
Service	16,152	12,575	57,029	48,370
Total revenue	36,012	28,365	127,696	104,086
Cost of revenue
Product	6,353	5,263	22,788	19,666
Service	8,250	5,111	26,287	19,844
Total cost of revenue	14,603	10,374	49,075	39,510
Gross profit	21,409	17,991	78,621	64,576
Operating expenses
Research and development	5,580	4,013	18,266	16,990
Sales and marketing	14,733	12,953	52,811	47,647
General and administrative	10,400	4,020	24,499	16,734
Total operating expenses	30,713	20,986	95,576	81,371
Loss from operations	(9,304)	(2,995)	(16,955)	(16,795)
Interest income	111	143	684	509
Other expense, net	(241)	(33)	(467)	(347)
Loss before income taxes	(9,434)	(2,885)	(16,738)	(16,633)
Provision for income taxes	(346)	(99)	(529)	(473)
Net loss	$(9,780)	$(2,984)	$(17,267)	$(17,106)

Net loss per share
Basic and diluted	$(0.36)	$(0.11)	$(0.64)	$(0.66)
Weighted average shares used to compute net loss per share
Basic and diluted	27,409	26,248	26,859	25,971

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$35,033	$20,572
Short-term investments	39,033	96,202
Accounts receivable, net of allowance	24,142	22,605
Other receivables	1,211	1,009
Inventories	4,556	2,713
Prepaid expenses and other current assets	3,364	2,165
Total current assets	107,339	145,266
Property and equipment, net	5,894	3,620
Intangible assets, net	18,200	2,375
Goodwill	49,246	9,988
Other long-term assets	1,394	1,012
Total assets	$182,073	$162,261
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,231	$2,932
Accrued payroll and other current liabilities	15,896	13,339
Deferred revenue, current	43,845	31,495
Total current liabilities	62,972	47,766
Deferred revenue, long-term	11,155	8,097
Other long-term liabilities	4,505	1,967
Total liabilities	78,632	57,830
Stockholders' equity	103,441	104,431
Total liabilities and stockholders’ equity	$182,073	$162,261

Vocera Communications, Inc.
Three months ended December 31, 2016

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$19,860				$—	$19,860
Service	16,152				—	16,152
Total revenue	36,012	—	—	—	—	36,012
Cost of revenue
Product	6,353	68	493		561	5,792
Service	8,250	429	—	274	703	7,547
Total cost of revenue	14,603	497	493	274	1,264	13,339
Gross profit	$21,409	$(497)	$(493)	$(274)	$(1,264)	$22,673

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$5,580	$341	$—	$23	$364	$5,216
Sales and marketing	14,733	1,235	277	399	1,911	12,822
General and administrative	10,400	1,371	55	4,864	6,290	4,110
Total operating expenses	$30,713	$2,947	$332	$5,286	$8,565	$22,148
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Three months ended December 31, 2015
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2015	expense (a)	(b)	adjustments	2015
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$15,790			$—	$15,790
Service	12,575			—	12,575
Total revenue	28,365	—	—	—	28,365
Cost of revenue
Product	5,263	42	80	122	5,141
Service	5,111	272	—	272	4,839
Total cost of revenue	10,374	314	80	394	9,980
Gross profit	17,991	(314)	(80)	(394)	18,385

		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Total	Non-GAAP
	2015	expense (a)	(b)	adjustments	2015
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	4,013	154	—	154	3,859
Sales and marketing	12,953	1,003	57	1,060	11,893
General and administrative	4,020	1,005	80	1,085	2,935
Total operating expenses	20,986	2,162	137	2,299	18,687
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.

Vocera Communications, Inc.
Year ended December 31, 2016
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$70,667				$—	$70,667
Service	57,029				—	57,029
Total revenue	127,696	—	—	—	—	127,696
Cost of revenue
Product	22,788	235	672		907	21,881
Service	26,287	1,153	—	274	1,427	24,860
Total cost of revenue	49,075	1,388	672	274	2,334	46,741
Gross profit	$78,621	$(1,388)	$(672)	$(274)	$(2,334)	$80,955

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2016	expense (a)	(b)	expense (c)	adjustments	2016
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$18,266	$1,158	$—	$23	$1,181	$17,085
Sales and marketing	52,811	4,625	415	399	5,439	47,372
General and administrative	24,499	4,864	288	5,126	10,278	14,221
Total operating expenses	$95,576	$10,647	$703	$5,548	$16,898	$78,678
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010, 2014 and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2016.

Year ended December 31, 2015
		Stock	Intangible
(In thousands)	GAAP	compensation	amortization	Litigation	Total	Non-GAAP
	2015	expense (a)	(b)	expense (c)	adjustments	2015
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$55,716				$—	$55,716
Service	48,370				—	48,370
Total revenue	104,086	—	—	—	—	104,086
Cost of revenue
Product	19,666	232	323		555	19,111
Service	19,844	1,036	—		1,036	18,808
Total cost of revenue	39,510	1,268	323	—	1,591	37,919
Gross profit	64,576	(1,268)	(323)	—	(1,591)	66,167

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	16,990	1,072	—		1,072	15,918
Sales and marketing	47,647	4,486	229		4,715	42,932
General and administrative	16,734	4,179	243	9	4,431	12,303
Total operating expenses	81,371	9,737	472	9	10,218	71,153
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.

Vocera Communications, Inc.
Non-GAAP Net income (loss) and net income (loss) per share and Adjusted EBITDA
(In thousands)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
GAAP net loss	$(9,780)	$(2,984)	$(17,267)	$(17,106)
Add back:
Stock compensation expense	3,444	2,476	12,035	11,005
Litigation expense	—	—	—	9
Acquisition related expenses	5,560	—	5,822	—
Interest income	(97)	(130)	(627)	(446)
Depreciation and amortization expense	1,499	786	3,770	3,271
Provision for income taxes	346	99	529	473
Non-GAAP adjusted EBITDA	$972	$247	$4,262	$(2,794)

GAAP net loss	$(9,780)	$(2,984)	$(17,267)	$(17,106)
Add back:
Stock compensation expense	3,444	2,476	12,035	11,005
Intangible amortization	825	217	1,375	795
Litigation expense	—	—	—	9
Acquisition related expenses	5,560	—	5,822	—
Non-GAAP net income (loss)	$49	$(291)	$1,965	$(5,297)
Net income (loss) per share
Basic	$—	$(0.01)	$0.07	$(0.20)
Diluted	$—	$(0.01)	$0.07	$(0.20)
Weighted average shares used to compute net income (loss) per share
Basic	27,409	26,248	26,859	25,971
Diluted	28,717	26,248	28,126	25,971

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Q1-17		FY-17
	Low	High	Low	High
Revenue	$33.5	$35.5	$154.0	$161.0
GAAP net loss	(8.9)	(7.9)	(18.8)	(14.3)
Stock compensation expense	3.3	3.3	13.5	13.5
Intangible amortization expense	1.2	1.2	4.8	4.8
Acquisition and restructuring expense	1.2	1.7	2.5	3.0
Total adjustments	5.6	6.2	20.8	21.3
Non-GAAP net income (loss)	$(3.2)	$(1.7)	$2.0	$7.0
Weighted average shares (in thousands)
Basic	27,750	27,750	28,132	28,132
Diluted - GAAP	27,750	27,750	28,132	28,132
Diluted - Non-GAAP	27,750	27,750	29,132	29,132

GAAP net loss per share, basic and diluted	$(0.32)	$(0.28)	$(0.67)	$(0.51)

Non-GAAP net income (loss) per share :
Basic	$(0.12)	$(0.06)	$0.07	$0.25
Diluted	$(0.12)	$(0.06)	$0.07	$0.24

Reconciliation of Non-GAAP net income (loss) to adjusted EBITDA
	Q1-17		FY-17
	Low	High	Low	High
Non-GAAP net income (loss)	$(3.2)	$(1.7)	$2.0	$7.0
Interest income, net	(0.1)	(0.1)	(0.3)	(0.3)
Depreciation expense	0.7	0.7	2.8	2.8
Provision for income taxes	0.1	0.1	0.5	0.5
Total adjustments	0.7	0.7	3.0	3.0
Adjusted EBITDA	$(2.5)	$(1.0)	$5.0	$10.0

* Amounts may not recompute due to rounding.